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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92311) of DSET Corporation of our report dated March 29, 2000 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation of our report dated March 29, 2000 relating to the consolidated financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Florham Park, New Jersey
March 30, 2000